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                                                                    Exhibit 3.11

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                       TABLETOP FOREIGN HOLDINGS I, CORP.

          The undersigned, David S. Uri, as Secretary of Tabletop Foreign Holdings I, Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1. The First Article of the Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:

          FIRST: The name of the corporation (the "Corporation") is Merisant Foreign Holdings I, Inc.

     2. This Certificate of Amendment was duly adopted by the sole director and the sole stockholder of the Corporation according to the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 17th day of March, 2000.

                                    TABLETOP FOREIGN HOLDINGS I, CORP.


                                    By:  /s/ David S. Uri
                                         --------------------------
                                         David S. Uri

                                         Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/17/2000
001135654 - 3161256